As filed with the Securities and Exchange Commission on December 11, 2002
Registration Number 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	54-0856778 (I.R.S. Employer Identification No.)

4050 Legato Road
Fairfax, Virginia 22033
(Address of Principal Executive Offices)

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED
STOCKBUILDER PLAN
(Full Title of the Plan)

Alfred T. Mockett
Chief Executive Officer
American Management Systems, Incorporated
4050 Legato Road
Fairfax, Virginia 22033
(Name and Address of Agent for Service)
(703) 267-8000
(Telephone Number, Including Area Code, of Agent for Service)
Copies to:

David R. Fontaine, Esq. Executive Vice President, General Counsel and Chief Risk Officer American Management Systems, Incorporated 4050 Legato Road Fairfax, Virginia 22033	Kimberly V. Mann, Esq. Shaw Pittman LLP 2300 N Street, N.W. Washington, D.C. 20037

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $.01 par value per share	1,250,000 shares	$13.53	$16,912,500	$1,556

(1)	Since the StockBuilder Plan continues with no maximum number of shares and no termination date, the number of shares being registered is an estimate of the number of shares to be purchased under the StockBuilder Plan through December 31, 2005. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the StockBuilder Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of computing the registration fee. Pursuant to Rule 457(h), the calculation of the registration fee is based on the average of the high and low sales prices of the Registrant’s Common Stock on December 6, 2002, as reported by The Nasdaq Stock Market, Inc.

INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS

     This Registration Statement is being filed to register additional shares of the same class as other securities for which Registration Statements filed on this form relating to the Registrant’s StockBuilder Plan are effective (Nos. 333-73688, 333-01557 and 33-68426). Such Registration Statements are incorporated herein by reference to the extent that they present information not otherwise presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

     The following exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-K:

4.1	Second Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s 2001 Annual Report on Form 10-K, filed on March 29, 2002).
4.2	Certificate of Amendment of Second Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed on August 13, 1999).
4.3	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 2 to the Registrant’s Registration Statement on Form 8-A filed on August 4, 1998).
4.4	By-laws of the Registrant, as amended and restated on June 7, 2002 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed on August 14, 2002).
4.5	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.A to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed on August 13, 1998).
4.6	Rights Agreement dated as of July 31, 1998, between the Registrant and ChaseMellon Shareholder Services L.L.C. as Rights Agent (incorporated herein by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A filed on August 4, 1998, including Form of Rights Certificate).
23.1	Consent of Deloitte & Touche LLP (filed herewith).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, and the Commonwealth of Virginia, as of this 6th day of December, 2002.

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED, a Delaware corporation (Registrant) by:

/s/ Alfred T. Mockett

Alfred T. Mockett
Chairman of the Board and
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alfred T. Mockett Alfred T. Mockett	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 6, 2002

/s/ John S. Brittain, Jr. John S. Brittain, Jr.	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	December 6, 2002

/s/ James C. Reagan James C. Reagan	Senior Vice President And Controller (Principal Accounting Officer)	December 6, 2002

/s/ William M. Purdy William M. Purdy	President, Chief Operating Officer and Director	December 6, 2002

/s/ Daniel J. Altobello Daniel J. Altobello	Director	December 6, 2002

/s/ James J. Forese James J. Forese	Director	December 6, 2002

/s/ Dorothy Leonard Dorothy Leonard	Director	December 6, 2002

/s/ Frederic V. Malek Frederic V. Malek	Director	December 6, 2002

EXHIBIT INDEX

Exhibit Number	Description

4.1*	Second Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s 2001 Annual Report on Form 10-K, filed on March 29, 2002).

4.2*	Certificate of Amendment of Second Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed on August 13, 1999).

4.3*	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 2 to the Registrant’s Registration Statement on Form 8-A filed on August 4, 1998).

4.4*	By-laws of the Registrant, as amended and restated on June 7, 2002 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 3002, filed on August 14, 2002).

4.5*	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.A to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed on August 13, 1998).

4.6*	Rights Agreement dated as of July 31, 1998, between the Registrant and ChaseMellon Shareholder Services L.L.C. as Rights Agent (incorporated herein by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A filed on August 4, 1998, including Form of Rights Certificate).

23.1	Consent of Deloitte & Touche LLP.

*Previously filed.